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                                                                    EXHIBIT 10.1

                  1993 NONEMPLOYEE DIRECTOR STOCK OPTION PLAN
                                      FOR
                  MOUNTASIA ENTERTAINMENT INTERNATIONAL, INC.
                    (AS AMENDED EFFECTIVE JANUARY 10, 1995)

         1.      PURPOSE

         This 1993 Nonemployee Director Stock Option Plan of Mountasia Entertainment International, Inc. is intended as an incentive to retain as independent directors on the Board of Directors of Mountasia Entertainment International, Inc. (the "Company"), persons of training, experience and ability, to encourage the sense of proprietorship of such persons, and to stimulate the active interest of such persons in the development and financial success of the Company.

         2.      DEFINITIONS

         As used herein, the following terms shall have the meaning indicated:

         (a)     "Board" shall mean the Board of Directors of the Company.

         (b) "Common Stock" shall mean the Common Stock, no par value per share, of the Company.

         (c) "Date of Grant" shall mean the date on which an Option is granted to an Eligible Person pursuant to Section 6(c) hereof.

         (d)     "Director" shall mean a member of the Board.

         (e) "Eligible Person(s)" shall mean those persons who are Directors of the Company and are not Employees or officers of the Company.

         (f) "Employee(s)" shall mean those persons who are employees of the Company or who are employees of any Subsidiary.

         (g) "ERISA" shall mean the Employee Retirement Income Security Act, as amended.

         (h) "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

         (i) "Fair Market Value" of a Share on any date of reference shall be the average Closing Price for the twenty (20) consecutive trading days immediately preceding such date of reference. For this purpose, the Closing Price of the Shares on any business day shall be: (i) if the Shares are listed or admitted for trading on any United States national securities exchange, the last reported sale price of Shares on such exchange, as reported in any newspaper of general circulation; (ii) if Shares are quoted on NASDAQ, or any similar system of automated
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dissemination of quotations of securities prices in common use, the mean between the closing high bid and low asked quotations for such day of Shares on such system; (iii) if neither clause (i) nor (ii) is applicable, the mean between the high bid and low asked quotations for Shares as reported by the National Quotation Bureau, Incorporated if at least two securities dealers have inserted both bid and asked quotations for Shares on at least five of the ten preceding days; or, (iv) in lieu of the above, if actual transactions in the Shares are reported on a consolidated transaction reporting system, the last sale price of the Shares for such day and on such system. With respect to the first grants of options pursuant to this Plan, the fair market value of a share shall be the Price to Public as reflected in the Company's Registration Statement on Form SB-2, less the pro rata portion of the underwriting discount and offering expenses of each share offered thereby:

         (j) "Internal Revenue Code" or "Code" shall mean the Internal Revenue Code of 1986, as it now exists or may be amended from time to time.

         (k) "Nonqualified Stock Option" shall mean a stock option that is not an incentive stock option, as defined in Section 422 of the Internal Revenue Code.

         (l) "Option" (when capitalized) shall mean any option granted under this Plan.

         (m) "Optionee" shall mean a person to whom an Option is granted under this Plan or any person who succeeds to the rights of such person under this Plan by reason of the death of such person.

         (n) "Plan" shall mean this 1993 Nonemployee Director Stock Option Plan of Mountasia Entertainment International, Inc.

         (o)     "Share(s)" shall mean a share or shares of the Common Stock.

         (p) "Subsidiary" shall mean any corporation (other than the Company) in any unbroken chain of corporations beginning with the Company if, at the time of the granting of the Option, each of the corporations other than the last corporation in the unbroken chain owns stock possession 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chains.

         3.      TOTAL AGGREGATE SHARES

         Subject to adjustments provided in Section 13 hereof, a total of Two Hundred Fifty Thousand (250,000) Shares shall be subject to the Plan. The Shares subject to the Plan shall consist of unissued Shares or previously issued Shares reacquired and held by the Company, or any Subsidiary, and such number of Shares shall be and hereby is reserved for sale for such purpose. Any of such Shares that may remain unsold and that are not subject to outstanding Options at the termination of the Plan shall cease to be reserved for the purpose of the Plan, but until termination of the Plan, the Company shall at all times reserve a sufficient number of Shares to meet the requirements of the Plan. Should any Option expire or be canceled prior to its



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exercise in full, the Shares theretofore subject to such Option may again be the subject of any Option under the Plan.

         4.      RULE 16B-3 PLAN AND SHAREHOLDER APPROVAL

         The Company intends for this Plan to comply with the requirements of Rule 16b-3 promulgated by the Securities and Exchange Commission pursuant to the Exchange Act. Accordingly, this Plan has been approved by shareholders of the Company owning a majority of the issued and outstanding shares of Common Stock.

         5.      TYPE OF OPTIONS

         An Option granted hereunder shall be a Nonqualified Stock Option.

         6.      AUTOMATIC GRANT OF OPTION

                 (a) Options shall be granted only to Eligible Persons. Each Option shall be evidenced by an Option agreement, which shall contain terms that are not inconsistent with this Plan or applicable laws.

                 (b) The Options granted to Directors under this Plan shall be in addition to regular director's fees or other benefits with respect to the Director's position with the Company or its Subsidiaries. Neither the Plan nor any Options granted under the Plan shall confer upon any person any right to continue to serve as a Director.

                 (c) Options shall automatically be granted to each Eligible Person as follows:

                          (i) each Eligible Person serving as a Director on the effective date of the Plan, as amended, shall be granted an Option to purchase 3,000 Shares;

                          (ii) each Eligible Person first elected or appointed to the Board during the calendar year 1995 shall be granted an option to purchase 5,000 Shares upon the date of his election or appointment to the Board, and, to the extent that the difference between the Fair Market Value of such shares as of the date of such appointment or election, as the case may be, and the Fair Market Value of such shares as of that date one year after the date of such election or appointment (the "First Anniversary Date"), is less than Twenty-Five Thousand and No/100 Dollars ($25,000.00), such difference shall be paid by the Corporation to such Eligible Person in cash within thirty (30) days after the First Anniversary Date;

                          (iii) on the day immediately following the day of each Annual Meeting of Shareholders of the Company occurring subsequent to the





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                                  effective date of the Plan, as amended, such
                                  Eligible Person shall be granted an option to purchase an additional 5,000 Shares; and

                          (iv) each Eligible Person serving as a Director on January 17, 1995 shall be granted an option to purchase 25,000 Shares.

                 (d) Except for the automatic grants of Options under subsection (c) of this Section 6, no Options shall otherwise be granted hereunder, and the Board shall not have any discretion with respect to the grant of Options within the meaning of Rule 16b-3 promulgated under the Exchange Act, or any successor rule.

         7.      EXERCISE PRICE

         The exercise price of each Share placed under an Option pursuant to this Plan shall be the Fair Market Value of such Share on the Date of Grant.

         8.      VESTING SCHEDULE

                 (a) Shares subject to an Option shall vest in accordance with Section 8(b) and (c) hereof.

                 (b) Option Shares subject to an Option under Sections 6(c)(i), (ii) and (iii) shall vest on the Date of Grant. Option Shares subject to an Option under Section 6(c)(iv) shall vest on January 16, 1996, if and only if, the Fair Market Value of a Share on January 16, 1996 equals or exceeds 200% of the Fair Market Value of a Share on January 17, 1995. In the event that the Fair Market Value of a Share on January 16, 1996 does not equal or exceed 200% of the Fair Market Value of a Share on January 17, 1995, then such Option under
Section 6(c)(iv) may vest on January 17, 1997 in the event the Fair Market Value of a Share on January 16, 1997 equals or exceeds 300% of the Fair Market Value of a Share on January 17, 1995. In the event neither of the foregoing vesting conditions is satisfied, then such option under Section 6(c)(iv) shall not vest and shall be null and void in all respects.

                 (c) Notwithstanding the foregoing, Shares subject to an Option shall vest as to all Shares then subject to the Option upon the occurrence of any of the following events:

                          (i) a transaction (or series of transactions occurring within a 60-day period or pursuant to a plan approved by the Board or shareholders of the Company) occurs that has the result that stockholders of the Company immediately before such transaction cease to own directly or indirectly at least 51% of the voting stock of the Company or of any entity that results from the participation of the Company in a reorganization, consolidation, merger, liquidation or any other form of corporate transaction;

                          (ii) all or substantially all of the assets of the Company shall be sold or otherwise disposed of, except that an Option shall not vest as to all Shares





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                          then subject to such Option if, after such sale or
                          disposition: (i) the shareholders of the Company immediately prior to such transaction continue to own at least 51% of the voting stock of the entities that acquired 50% or more in value of the assets of the Company so sold or conveyed; and (ii) the acquiring entity agrees to assume the obligations of the Company under this Agreement; or

                          (iii) the occurrence of a merger, consolidation or other reorganization of the Company under the terms of which the surviving entity does not assume the obligations of the Company under this Agreement.

         9.      EXERCISE OF OPTION

                 (a) An Option shall not be exercisable prior to the vesting of such Option. After the six-month anniversary of the Date of Grant of an Option, such Option may be exercised at any time and from time to time during the term of such Option, in whole or in part, with respect to Shares that have vested in accordance with Section 8 hereof.

                 (b) Options may be exercised: (i) during the Optionee's lifetime, solely by the Optionee or, (ii) after Optionee's death, by the personal representative of the Optionee's estate or the person or persons entitled thereto under his will or under the laws of descent and distribution.

                 (c) An Option shall be deemed exercised when: (i) the Company has received written notice of such exercise delivered to the Company in accordance with the notice provisions of the applicable Options agreement;
(ii) full payment of the aggregate exercise price of the Shares as to which the Option is exercised has been tendered to the Company; and, (iii) arrangements that are satisfactory to the Board in its sole discretion have been made for the Optionee's payment to the Company of the amount, if any, that the Company determines to be necessary for the Company to withhold in accordance with the applicable federal or state income tax withholding requirements.

                 (d) The exercise price of any Shares purchased shall be paid (i) solely in cash, by certified or cashier's check, by money order, by personal check (if approved by the Board) or, (ii) at the option of the Optionee in Common Stock theretofore owned by such Optionee (or by a combination of the above); provided; however, that if the Optionee acquired such stock to be surrendered directly or indirectly from the Company, he shall have owned such stock for six months prior to using such stock to exercise an Option, or (iii) at the option of the Optionee, by delivery to the Company of an exercise notice together with such other documentation as the broker and the Company shall require to effect the exercise of such Option, For purposes of determining the amount, if any, of the exercise price satisfied by payment in Common Stock, such Common Stock shall be valued at its Fair Market Value on the date of exercise. Any Common Stock delivered in satisfaction of all or a portion of the exercise price shall be approximately endorsed for transfer and assignment to the Company.





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                 (e)      The Optionee shall not be, nor have any of the rights
or privileges of, a shareholder of the Company with respect to any Shares purchasable upon the exercise of any part of an Option unless and until certificates representing such Shares shall have been issued by the Company to the Optionee.

         10.     TERMINATION OF OPTION PERIOD

                 (a) The unexercised portion of an Option shall automatically and without notice terminate and become null and void and be forfeited upon the earliest to occur of the following:

                          (i) if the Optionee's position as a Director of the Company terminates, other than by reason of such Optionee's death or disability, one (1) year after the date that the Optionee's position as a Director of the Company terminates;

                          (ii)    eighteen (18) months after the death of
                          Optionee;

                          (iii) eighteen (18) months after the date on which the Optionee's position as Director is terminated by reason of a mental or physical disability determined by a medical doctor satisfactory to the Company; or

                          (iv) Ten (10) years after the Date of Grant of such Option.

                 (b) The Board of Directors of the Company in its sole discretion may, by giving written notice to an Optionee ("Cancellation Notice"), cancel, effective upon the date of the consummation of any corporate transaction described in Section 8(c) hereof, any portion of an Option that remains unexercised on such date. Such cancellation notice shall be given to Optionee at least ten (10) days prior to the date of cancellation.

         11.     TERMS OF OPTION

         Subject to Section 10 above, each Option granted under this Plan shall have a term of ten (10) years from the Date of Grant of such Option.

         12.     ASSIGNABILITY OF OPTIONS

         No Option shall be assignable or otherwise transferable, except to members of the Optionee's immediate family (if and to the extent permitted by Section 16 of the Exchange Act and the rules thereunder) or by will, or the laws of descent and distribution.

         13.     ADJUSTMENTS

                 (a) If at any time there shall be an increase or decrease in the number of issued and outstanding Shares, through the declaration of a stock dividend or through any





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recapitalization resulting in a stock split-up, combination or exchange of
Shares, then appropriate proportional adjustment shall be made in the number of Shares (and, with respect to Options, the exercise price per Share): (i) subject to outstanding Options; (ii) reserved under the Plan; and (iii) granted as subsequent Options.

                 (b) In the event of a merger, consolidation or other reorganization of the Company under the terms of which the Company is not the surviving corporation, but the surviving corporation elects to assume an Option, each Optionee shall be entitled to receive, upon the exercise of such Option, with respect to each Share: (i) the number of shares of stock of the surviving corporation (or equity interest in any other entity); and (ii) any other notes, evidences of indebtedness or other property, that the Optionee would have received in connection with such merger, consolidation or other reorganization had he exercised the Option with respect to such Shares immediately prior to such merger, consolidation or other reorganization.

                 (c) Except as otherwise expressly provided herein, the issuance by the Company of shares of its capital stock of any class or securities convertible into shares of capital stock of any class, either in connection with direct sale or upon the exercise of rights or warrants to subscribe therefor, or upon conversion of shares or obligations of the Company convertible into such shares or other securities, shall not affect and not adjustment by reason thereof shall be made with respect to, the number of or exercise price of Shares then subject to outstanding Options granted under the Plan.

                 (d) Without limiting the generality of the foregoing, the existence of outstanding Options granted under the Plan shall not affect in any manner the right or power of the Company to make, authorize or consummate: (i) any or all adjustments, recapitalizations, reorganizations or other changes in the Company's capital structure or its business; (ii) any merger or consolidation of the Company; (iii) any issuance by the Company of debt securities or preferred stock that would rank above the Shares subject to outstanding Options; (iv) the dissolution or liquidation of the Company; (v) any sale, transfer or assignment of all or any part of the assets or business of the Company; or (vi) any other corporate act or proceeding, whether of a similar character or otherwise.

         14.     PURCHASE FOR INVESTMENT.

         As a condition of any issuance of a stock certificate for Shares, the Board may obtain such agreements or undertakings, if any, as it may deem necessary or advisable to assure compliance with any provision of this Plan or any law or regulation, including, but not limited to, the following;

                 (a) a representation and warranty by the Optionee to the Company, at the time his Option is exercised, that he is acquiring the Shares to be issued to him for investment and not with a view to, or for sale in connection with, the distribution of any such Shares; and

                 (b) a representation, warranty or agreement to be bound by any legends that are, in the opinion of the Board, necessary or appropriate to comply with the provisions of any





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securities law deemed by the Board to be applicable to the issuance of the
Shares and are endorsed upon the certificates representing the Shares.

 15.     AMENDMENTS, MODIFICATIONS, SUSPENSION OR DISCONTINUANCE OF THIS PLAN.

         For the purpose of complying with changes in the Code or ERISA, the Board may amend, modify, suspend or terminate the Plan at any time. For the purpose of meeting or addressing any other changes in legal requirements or any other purpose, the Board may amend, modify, suspend or terminate the Plan only once every six months. Subject to changes in law or other legal requirements, including any change in the provisions of Rule 16b-3 that would permit otherwise, the Plan may not be amended without the consent of the holders of a majority of the shares of Common Stock then outstanding, to (i) increase materially the aggregate number of shares of Common Stock that may be issued under the Plan (except for adjustments pursuant to Section 13 of the Plan);
(ii) increase materially the benefits accruing to Optionees under the Plan; or
(iii) modify materially the requirements as to eligibility for participation in the Plan.

         16.     GOVERNMENTAL REGULATION.

         This Plan and the granting of Options and the exercise of Options hereunder, and the obligation of the Company to sell and deliver shares under such Options, shall be subject to all applicable laws, rules, and regulations and to such approvals by any governmental agencies or national securities exchanges as may be required.

         17.     MISCELLANEOUS.

                 (a) If any provision of this Plan is held invalid for any reason, such holding shall not affect the remaining provisions hereof, but instead this Plan shall be construed and enforced as if such provision had never been included in this Plan.

                 (b) This Plan shall be governed by the laws of the State of Georgia.

                 (c) Headings contained in this Plan are for convenience only and shall in no manner be construed as part of this Plan.

                 (d) Any reference to the masculine, feminine or neuter gender shall be a reference to such other gender as is appropriate.





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         18.     EFFECTIVE DATE AND TERMINATION DATE.

         The effective date of this Plan is January 10, 1995, the date on which the Board adopted this Plan, but is subject to the approval of the Plan by at least a majority of the votes east by the shareholders of the Company at the next meeting of shareholders. All grants made under the Plan prior to such approval shall be effective when made, but shall be conditioned upon and subject to such approval of the Plan. This Plan shall terminate on the tenth anniversary of the effective date.

                  MOUNTASIA ENTERTAINMENT INTERNATIONAL, INC.



                  By:
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                  Printed:  L. SCOTT DEMERAU
                          --------------------------------------
                  Title:  PRESIDENT AND CHIEF EXECUTIVE OFFICER
                        ----------------------------------------




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